EXHIBIT 23.2

                                 PERKINS COIE

              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
         1201 THIRD AVENUE, 40TH FLOOR - SEATTLE, WASHINGTON 98101-3099
               TELEPHONE: 206 583-8888 - FACSIMILE: 206 583-8500




                                June 21, 1996




Sierra On-Line, Inc.
3380 146th Place S.E.
Bellevue, WA 98007

     RE: REGISTRATION STATEMENT OF CUC INTERNATIONAL INC. ON FORM S-4

Ladies and Gentlemen:

     We hereby consent to the use of our opinion addressed to you dated June 14, 1996 relating to certain tax consequences of the proposed merger (the "Merger") of Sierra On-Line, Inc. and Larry Acquisition Corp., a wholly owned subsidiary of CUC International Inc. ("CUC"), as Exhibit 8 to the Registration Statement on Form S-4 relating to the Merger to be filed by CUC with the Securities and Exchange Commission.

                                                Sincerely,

                                                /s/ Perkins Coie
                                                    Perkins Coie